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                                                                    EXHIBIT 23.3



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Harbinger Corporation


We consent to the use of our report dated June 14, 1996 relating to the consolidated balance sheet of NTEX Holding B.V. as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended incorporated by reference in the Form S-3 Registration Statement of Harbinger Corporation and to the reference to our firm under the heading of "Experts" in the prospectus.


                                        /s/ Moret Ernst & Young Accountants
                                        -----------------------------------
                                        Moret Ernst & Young Accountants



The Hague
August 23, 1996